                                                                  Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-91432 of The Laclede Group, Inc. on Form S-8 of our report dated June 20, 2003, appearing in this Annual Report on Form 11-K of Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
June 27, 2003